EXHIBIT 99.1

CleanSpark Appoints Matt Schultz CEO

Board accepts Zachary Bradford's resignation as chief executive officer and director of CleanSpark

LAS VEGAS (Aug. 11, 2025) - CleanSpark, Inc. (Nasdaq: CLSK) (the "Company"), America's Bitcoin Miner®, has named Matt Schultz, co-founder, executive chairman and former CEO of CleanSpark as CEO, effective immediately following the resignation of Zachary Bradford as an officer and director of the Company.

Schultz founded CleanSpark and previously served as CEO and is currently Executive Chairman. He originally led the Company’s growth in the energy sector and was instrumental in raising billions in capital to fuel the growth of the Company’s bitcoin mining business. His leadership has been critical in making CleanSpark one of the largest and most recognizable bitcoin mining companies in North America.

“As a founder who has always been actively involved, I care deeply about this company, our people, and our mission,” said Schultz. “My focus stepping in as CEO is to ensure stability, continuity, and forward momentum during this time, and to support the team and our board as we continue to execute as a market leader. As we have continued to grow, the board believes that now is the right time for a change in leadership as we look to fully capture opportunities available to CleanSpark.”

"Since co-founding this company in 2014, it has been the privilege of a lifetime to help lead it through every stage of growth into the company it is today”, Bradford said. “I am profoundly proud of what we have built together and deeply grateful to the extraordinary people who made it possible. The time has come for me to transition the role to the next leader and focus on my family. I am confident in the bright future ahead and will forever cherish my time here and the remarkable journey we have shared."

“We thank Zach for his contributions since co-founding CleanSpark alongside me in March 2014 and serving as CEO since October 2019. We wish him all the best in his future endeavors,” Schultz continued.

“Importantly, we have an excellent management team who will all remain in place, and our priorities remain unchanged from what we laid out last week in our earnings report: continued execution as a global leader in bitcoin mining, drive further data center development monetizing our energy under contract and stay opportunistic as we look to the future. I am so proud to work alongside all of them.”

CleanSpark reaffirms its previously announced strategic plans and will report fiscal year 2025 full year results in November.

About CleanSpark

CleanSpark (Nasdaq: CLSK), America's Bitcoin Miner®, is a market-leading, pure play Bitcoin miner with a proven track record of success. We own and operate a portfolio of mining facilities across the United States powered by globally competitive energy prices. Sitting at the intersection of Bitcoin, energy, operational excellence and capital stewardship, we optimize our mining facilities to deliver superior returns to our shareholders. Monetizing low-cost, high reliability energy by securing the most important finite, global asset – Bitcoin – positions us to prosper in an ever-changing world. Visit our website at www.cleanspark.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the Company's expectations, beliefs, plans, intentions, and strategies, including the impact of the CEO transition and the ability of the Company to execute on its strategic plans. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "targets," "projects," "contemplates," "believes," "estimates," "forecasts," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions. The forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: the impact of the CEO transition on relationships with vendors, regulators, employees and investors and the ability of the new CEO to execute on the Company’s strategies; completion of construction, regulatory approvals, and electrical power availability to achieve anticipated growth; the success and performance of the digital asset management and derivatives trading activities, which were only recently commenced; the success of our digital currency mining activities; the volatile and unpredictable cycles in the emerging and evolving industries in which we operate; increasing difficulty rates for bitcoin mining; bitcoin halving; new or additional governmental regulation; the impacts of evolving global and U.S. trade policies and tariff regimes, including that there is uncertainty as to whether the Company will face materially increased tariff liability in respect of miners purchased since 2024 and in the future; the anticipated import and delivery dates of new miners; the ability to successfully import and deploy new miners and other mining equipment; the dependency on utility rate structures and government incentive programs; dependency on third-party power providers for expansion efforts; the expectations of future revenue growth may not be realized; and other risks described in the Company's prior press releases and in its filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in those filings. Forward-looking statements contained herein are made only as to the date of this press release, and we assume no obligation to update or revise any forward-looking statements as a result of any new information, changed circumstances or future events or otherwise, except as required by applicable law.

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Investor Relations Contact
Harry Sudock
702-989-7693
ir@cleanspark.com

Media Contact
Malory Van Guilder

651.335.0585
malory@skyya.com

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